UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

MAGMA DESIGN AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33213	77-0454924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive

San Jose, CA 95110

(Address of principal executive offices, including zip code)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 9, 2009, Magma Design Automation, Inc. (“Magma”) entered into the Third Amendment (the “Amendment”) to the Credit Agreement, effective as of October 31, 2008, between Magma and Wells Fargo Bank, National Association (“Wells Fargo”).

The Amendment provides for (i) a single revolving line of credit note of $15 million to replace the two previous $7.5 million revolving line of credit notes, (ii) eliminates the requirement that Magma maintain a minimum accounts receivable borrowing base, and (iii) extends the term of the line of credit to September 30, 2010. The Amendment also, among other things, requires that Magma provide certain financial statements to Wells Fargo, amends or removes certain financial covenants and amends the definition of “Event of Default.”

The Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, effective as of October 1, 2009, between Magma and Wells Fargo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magma Design Automation, Inc.

Date: October 16, 2009	By:	/S/ PETER S. TESHIMA
Peter S. Teshima
Corporate Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, effective as of October 1, 2009, between Magma and Wells Fargo

4